METRIKA SYSTEMS CORPORATION


5788 Pacific Center Boulevard
San Diego, California 92121

                                                                  April 23, 1998


Dear Stockholder:

     The enclosed Notice calls the 1998 Annual Meeting of the Stockholders of Metrika Systems Corporation. I respectfully request that all Stockholders attend this meeting, if possible.

     Our Annual Report for the year ended January 3, 1998, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the meeting.

     Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

     I would appreciate your immediate attention to the mailing of this proxy.


                                    Yours very truly,



                                    ERNESTO A. CORTE
                       President and Chief Executive Officer

METRIKA SYSTEMS CORPORATION

5788 Pacific Center Boulevard
San Diego, California 92121
                                                                  April 23, 1998

To the Holders of the Common Stock of
METRIKA SYSTEMS CORPORATION


                            NOTICE OF ANNUAL MEETING

     The 1998 Annual Meeting of the Stockholders of Metrika Systems Corporation (the "Corporation") will be held on Monday, June 1, 1998 at 10:45 a.m. at The Hyatt Regency Scottsdale Resort at Gainey Ranch, 7500 East Doubletree Ranch Road, Scottsdale, Arizona, 85258. The purpose of the Meeting is to consider and take action upon the following matters:

     1.  Election of seven directors.

     2. A proposal recommended by the board of directors to adopt an employees' stock purchase plan and to reserve 50,000 shares of the Corporation's Common Stock for issuance thereunder.

     3. A proposal recommended by the board of directors to amend the Corporation's equity incentive plan to increase the shares available for issuance under the plan by 500,000 shares.

     4. Such other business as may properly be brought before the Meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the Meeting is April 3, 1998.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.


                                    SANDRA L. LAMBERT

                                   Secretary

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of Metrika Systems Corporation (the "Corporation") for use at the 1998 Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, June 1, 1998, at 10:45 a.m. at The Hyatt Regency Scottsdale Resort at Gainey Ranch, Scottsdale, Arizona, and any adjournment thereof. The mailing address of the executive office of the Corporation is 5788 Pacific Center Boulevard, San Diego, California, 92121. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about April 29, 1998.


                               VOTING PROCEDURES

     The board of directors intends to present to the Meeting the election of seven directors, constituting the entire board of directors, as well as two other matters: a proposal to adopt an employees' stock purchase plan and to reserve 50,000 shares of common stock of the Corporation, $.01 par value, ("Common Stock") for issuance under the employees' stock purchase plan and a proposal to increase the number of shares available for issuance under the Corporation's equity incentive plan by 500,000 shares.

     The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for directors, for the management proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

     In order to be elected a director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. For the management proposals the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote for a nominee for director or an instruction to abstain from voting on a management proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or the proposal. With respect to the election of directors, the management proposals, broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

     A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 3, 1998, consisted of 8,255,329 shares of Common Stock. Only Stockholders of record at the close of business on April 3, 1998, are entitled to vote at the Meeting. Each share is entitled to one vote.


                                   PROPOSAL 1


                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

NOMINEES FOR DIRECTORS

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent company, Thermo Instrument Systems Inc. ("Thermo Instrument"), a manufacturer of analytical, environmental-monitoring and process control instruments, and Thermo Instrument's parent company, Thermo Electron Corporation ("Thermo Electron"), a provider of diversified products and services for the biomedical, instrument, and environmental markets, is reported under the caption "Stock Ownership." All of the nominees are currently directors of the Corporation.


--------------------------------------------------------------------------------
WILLARD R. BECRAFT         Mr. Becraft, 71, has been a director of the Company
                           since May 1997. Mr. Becraft is a consultant in
                           advanced instrumentation and control technology
                           development. He was an executive vice president of
                           Northwest Instrument Systems, Inc., a business he co-
                           founded to develop specific instrumentation services
                           with applications in the environmental field, for
                           more than five years prior to his retirement in July
                           1996. Mr. Becraft spent more than 30 years of his
                           business career with the General Electric Company in
                           various management capacities, and was responsible
                           for managing research and development and product
                           development activities in instrumentation and
                           control, fusion energy, solar energy, jet engines and
                           spacecraft systems.
--------------------------------------------------------------------------------
JOSEPH A. BAUTE            Mr. Baute, 70, has been a director of the Company
                           since June 1997. Since 1993, Mr. Baute has been a
                           consultant to Markem Corporation, a manufacturer of
                           marking and printing machinery, specialty inks and
                           printing elements. Mr. Baute was also the chairman
                           and chief executive officer of Markem Corporation
                           from 1977 and 1979, respectively, until his
                           retirement in 1993. He is also a director of Cerion
                           Technology, Houghton-Mifflin Company and INSO
                           Corporation.
--------------------------------------------------------------------------------
ERNESTO A. CORTE           Mr. Corte, 59, has been a director of the
                           Corporation since February 11, 1998. Mr. Corte was
                           promoted to the position of chief executive officer
                           of the Corporation on February 11, 1998, and also
                           serves as president of the Corporation, a position he
                           has held since the Corporation's inception in
                           November 1996. Prior to his promotion, Mr. Corte also
                           served as chief operating officer from November 1996
                           to February 11, 1998. Mr. Corte has also served as
                           president of the Corporation's Gamma-Metrics
                           subsidiary, a manufacturer and marketer of on-line
                           raw materials analyzers, since its acquisition by
                           Thermo Instrument in 1993. Mr. Corte founded Gamma-
                           Metrics in 1980 and was chairman of the board, chief
                           executive officer and president of Gamma-Metrics
                           prior to its acquisition in 1993.
--------------------------------------------------------------------------------
DENIS A. HELM              Mr. Helm, 59, has been chairman of the board and a
                           director of the Corporation since its inception in
                           November 1996. He also served as chief executive
                           officer of the Corporation from November 1996 until
                           February 1998. Mr. Helm also serves as president of
                           Thermo Instrument's Thermo Environmental Instruments
                           Inc. subsidiary, a position he has held since 1981.
                           Thermo Environmental designs, manufactures and
                           distributes instruments and systems for detecting and
                           monitoring environmental pollutants. Mr. Helm has
                           also been a senior vice president of Thermo
                           Instrument since 1994 and was a vice president of
                           Thermo Instrument from 1986 until 1994.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EARL R. LEWIS              Mr. Lewis, 54, has been a director of the
                           Corporation since its inception in November 1996. Mr.
                           Lewis has been president and chief executive officer
                           of Thermo Instrument since March 1997 and January
                           1998, respectively, was chief operating officer of
                           Thermo Instrument from January 1996 to January 1998,
                           was executive vice president of Thermo Instrument
                           from January 1996 to March 1997, was a senior vice
                           president of Thermo Instrument from January 1994 to
                           January 1996, and was a vice president of Thermo
                           Instrument from March 1992 to January 1994. He has
                           been a vice president of Thermo Electron since
                           September 1996. Prior to Mr. Lewis' appointment as
                           chief executive officer of Thermo Instrument, he was
                           also chief executive officer of Thermo Optek
                           Corporation, a manufacturer of analytical instruments
                           that measure energy and light for the purposes of
                           materials analysis, characterization and preparation,
                           from its inception in August 1995 until January 1998,
                           and was the president of its predecessor, Thermo
                           Jarrell Ash Corporation, for more than five years
                           prior to that date. Mr. Lewis is a director of ONIX
                           Systems Inc., Thermo BioAnalysis Corporation, Thermo
                           Instrument, Thermo Optek Corporation, ThermoQuest
                           Corporation, ThermoSpectra Corporation and Thermo
                           Vision Corporation.
--------------------------------------------------------------------------------
JOHN T. KEISER             Mr. Keiser, 62, has been a director of the
                           Corporation since its inception in November 1996. Mr.
                           Keiser has been a vice president of Thermo Electron
                           since April 1997. Mr. Keiser was promoted to the
                           position of the president of Thermedics Inc., a
                           manufacturer of product quality-assurance systems,
                           security devices and biomedical products, in March
                           1998 and previously served as a senior vice president
                           of Thermedics from 1994 to March 1998. He also serves
                           as the president of Thermo Biomedical Inc., a wholly
                           owned subsidiary of Thermo Electron, a manufacturer
                           of medical equipment and instruments, since 1994. Mr.
                           Keiser was president of the Eberline Instrument
                           division of Thermo Instrument Systems Inc., a
                           majority-owned subsidiary of Thermo Electron, from
                           1985 to July 1994. The Eberline Instrument division
                           manufactures radiation-detection and counting
                           instrumentation and radiation-monitoring systems. Mr.
                           Keiser is also a director of Thermedics Inc.,
                           Thermedics Detection Inc., Thermo Cardiosystems Inc.
                           and Trex Medical Corporation.
--------------------------------------------------------------------------------
ARVIN H. SMITH             Mr. Smith, 68, has been a director of the
                           Corporation since its inception in November 1996. Mr.
                           Smith has been the chairman of the board of Thermo
                           Instrument since March 1997, and previously served as
                           chief executive officer and president of Thermo
                           Instrument from 1986 to January 1998 and March 1997,
                           respectively. Mr. Smith is also chairman of the board
                           of Thermo Power Corporation, a majority-owned
                           subsidiary of Thermo Electron that manufactures
                           traffic-control systems and industrial refrigeration
                           equipment. Mr. Smith has also been an executive vice
                           president of Thermo Electron since 1991 and a senior
                           vice president of Thermo Electron from 1986 to 1991.
                           Mr. Smith is also a director of ONIX Systems Inc.,
                           Thermo BioAnalysis Corporation, Thermo Instrument,
                           Thermo Optek Corporation, Thermo Power Corporation,
                           ThermoQuest Corporation, ThermoSpectra Corporation
                           and Thermo Vision Corporation.
--------------------------------------------------------------------------------


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The board of directors has established an audit committee and a human resources committee, each consisting solely of outside directors. The present members of the audit committee are Mr. Baute and Mr. Becraft (Chairman). The audit committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the human resources committee are Mr. Baute (Chairman) and Mr. Becraft. The human resources committee reviews the performance of senior members of management, approves executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the board of directors. The board of directors met three times, the audit committee met once and the human resources committee met twice during fiscal 1997. Each director attended at least 75% of all meetings of the board of directors and committees on which he served held during fiscal 1997.

COMPENSATION OF DIRECTORS


     CASH COMPENSATION

     Directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the board of directors and $500 per day for participating in meetings of the board of directors held by means of conference telephone and for participating in certain meetings of committees of the board of directors. Payment of directors' fees is made quarterly. Mr. Corte, Mr. Helm, Mr. Lewis, Mr. Keiser and Mr. Smith are all employees of Thermo Electron or its subsidiaries and do not receive any cash compensation from the Corporation for their services as directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.


     DEFERRED COMPENSATION PLAN

     Under the Deferred Compensation Plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the board of directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the acquisition, without the prior approval of the board of directors, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermo Instrument or 25% or more of the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the board of directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Instrument or Thermo Electron to constitute a majority of the board of directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 12,500 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of March 1, 1998, deferred units equal to 66.4 shares of Common Stock were accumulated under the Deferred Compensation Plan.


     STOCK-BASED COMPENSATION

     Directors of the Corporation are also eligible for the grant of stock options under the Corporation's equity incentive plan. The equity incentive plan is administered by the human resources committee of the board of directors, which determines the turn and terms of stock-based awards to be granted. To date, only nonqualified stock options have been granted under this plan. In 1997, options to purchase 10,000 shares of the Common Stock were granted to each of the non-executive directors of the Corporation at an exercise price of $15.00 per share. These options may be exercised at any time prior to the expiration of the option on the seventh anniversary of the grant date. Shares acquired upon exercise of the options are subject to restrictions on transfer and right of the Corporation to repurchase such shares at the exercise price if the director ceases to serve as a director of the Corporation or any other Thermo Electron company. The restrictions and repurchase rights lapse or are deemed to have lapsed 20% per year, starting with the first anniversary of the grant date, provided the director has continuously served as a director of the Corporation or any other Thermo Electron company since the grant date.

STOCK OWNERSHIP POLICIES FOR DIRECTORS

     During 1997, the human resources committee of the board of directors (the
"Committee") established a stock holding policy for directors.   The stock
holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level by the 1999 Annual Meeting of Stockholders. The chief executive officer of the Corporation is required to comply with a separate stock holding policy established by the Committee in 1997 which is described in "Committee Report on Executive Compensation - Stock Ownership Policies."

     In addition, the Committee adopted a policy requiring directors to hold shares of the Corporation's Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option. This policy is also applicable to executive officers and is described in "Committee Report on Executive Compensation - Stock Ownership Policies."


                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Instrument, the Corporation's parent company, and of Thermo Electron, Thermo Instrument's parent company, as of March 1, 1998, with respect to (i) each director, (ii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iii) all directors and executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock, as of March 1, 1998, with respect to each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock.

     While certain directors and executive officers of the Corporation are also directors and executive officers of Thermo Electron or its subsidiaries other than the Corporation, all such persons disclaim beneficial ownership of the shares of common stock beneficially owned by Thermo Electron

                                       METRIKA SYSTEMS         THERMO INSTRUMENT          THERMO
             Name (1)                  CORPORATION (2)          SYSTEMS INC.(3)        ELECTRON (4)
            ----------                 ---------------         -----------------       ------------
Thermo Electron Corporation (5)          5,000,000                      N/A                  N/A
Joseph A. Baute                             10,533                        0                    0
Willard R. Becraft                          11,033                        0                    0
Ernesto A. Corte                            41,800                   60,701               21,620
Denis A. Helm                               26,000                  197,644              163,353
John T. Keiser                              12,000                  154,212              175,283
Werner G. Kramer                            31,000                    6,378                    0
Earl R. Lewis                               20,000                  203,726               84,037
Arvin H. Smith                              10,000                  539,583              519,038
All directors and executive
 officers as a group (10 persons)          189,866                1,269,834            1,776,158

     Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(1) Shares of the Common Stock beneficially owned by Mr. Baute, Mr. Becraft, Mr. Corte, Mr. Helm, Mr. Keiser, Mr. Kramer, Mr. Lewis, Mr. Smith and all directors and executive officers as a group include 10,000, 10,000, 35,000, 25,000, 12,000, 30,000, 20,000, 10,000 and 164,500 shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1998, through the exercise of stock options. Shares of the Common Stock beneficially owned by Mr. Baute, Mr. Becraft and all directors and executive officers as a group include 33, 33 and 66 full shares allocated to their respective accounts under the Corporation's Deferred Compensation Plan for Directors. No director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of March 1, 1998; all directors and executive officers as a group beneficially owned 2.29% of the Common Stock outstanding as of such date.

(2) The shares of the common stock of Thermo Instrument shown in the table reflect a five-for-four split of such stock distributed in October 1997 in the form of a 25% stock dividend. Shares of the common stock of Thermo Instrument beneficially owned by Mr. Corte, Mr. Helm, Mr. Keiser, Mr. Kramer, Mr. Lewis, Mr. Smith and all directors and executive officers as a group include 58,593, 140,625, 70,312, 6,263, 172,085, 292,968, and 829,908
     shares, respectively, that such person or group had the right to acquire within 60 days after March 1, 1998, through the exercise of stock options. Shares of the common stock of Thermo Instrument beneficially owned by Mr. Smith and all directors and executive officers as a group include 663 and 1,819 shares, respectively, allocated through March 1, 1998, to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares of the common stock of Thermo Instrument beneficially owned by Mr. Helm include a total of 5,264 shares held in custodial accounts for the benefit of four minor children. Shares of the common stock of Thermo Instrument beneficially owned by Mr. Lewis include 2,987 shares held by his spouse.
     No director or executive officer beneficially owned more than 1% of the common stock of Thermo Instrument outstanding as of March 1, 1998; all directors and executive officers as a group beneficially owned 1.04% of the common stock of Thermo Instrument outstanding as of such date.

(3) Shares of the common stock of Thermo Electron beneficially owned by Mr. Corte, Mr. Helm, Mr. Keiser, Mr. Lewis, Mr. Smith and all directors and executive officers as a group include 20,000, 105,322, 134,397, 84,037, 228,411, and 1,277,639 full shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1998, through the exercise of stock options. Shares of the common stock of Thermo Electron beneficially owned by Mr. Smith and all directors and executive officers as a group include 1,717 and 5,179 full shares, respectively, allocated to accounts maintained pursuant to the ESOP. No director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of March 1, 1998; all directors and executive officers as a group beneficially owned approximately 1.11% of the Thermo Electron common stock outstanding as of such date.

(4) As of March 1, 1998, Thermo Electron, through its majority-owned subsidiary Thermo Instrument, beneficially owned 60.5% of the outstanding Common Stock. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02254-9046. As of March 1, 1998, Thermo Electron had the power to elect all of the members of the Corporation's board of directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1997, except in the following instances. Thermo Electron filed an amended Form 3 late and one Form 4 late, reporting one transaction associated with the grant of options to purchase Common Stock granted to employees under its stock option program.


                             EXECUTIVE COMPENSATION

     NOTE: All share amounts reported below have, in all cases, been adjusted as applicable to reflect a (i) five-for-four stock split distributed in October 1997 with respect to the common stock of Thermo Instrument in the form of a 25% stock dividend.


SUMMARY COMPENSATION TABLE

     The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its two other most highly compensated executive officers for the last two fiscal years. No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

     The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.

                                          SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                       LONG TERM
                                                                      COMPENSATION
                                                                 -----------------------
                                                                       SECURITIES
                                         ANNUAL COMPENSATION           UNDERLYING
         NAME AND            FISCAL     ----------------------   OPTIONS (NO. OF SHARES          ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY          BONUS       AND COMPANY) (1)          COMPENSATION (2)
    ------------------       ------     ------          -----    -----------------------      ----------------
Denis A. Helm (3)              1997      $ 15,500      $ 9,200               25,000   (MKA)          $7,125
  Chief Executive Officer

Ernesto A. Corte (4)           1997      $163,530      $55,000               35,000   (MKA)          $7,508   (5)
  President and                                                              20,000   (TMO)
 Chief Operating Officer       1996      $163,530      $37,000                7,500   (TOC)          $6,750
                                                                              5,000   (TMQ)
Werner G. Kramer (4) (6)       1997       282,325  DM   48,055  DM           30,000   (MKA)              --
  Executive Vice President     1996       282,000  DM        0                7,500   (TOC)
                                                                              5,000   (TMQ)
----------------------------------------------------------------------------------------------------------------

(1) Options granted by the Corporation are designated in the table as "MKA." In addition, the named executive officers have been granted options to purchase shares of the common stock of Thermo Electron companies from time to time as part of Thermo Electron's stock option program. Options have been granted to the named executive officers during the last two fiscal years in the following Thermo Electron companies: Thermo Electron (designated in the table as TMO), Thermo Optek Corporation (designated in the table as TOC) and ThermoQuest Corporation (designated in the table as
     TMQ).

(2) Represents the amount of matching contributions made by the individual's employer on behalf of named executive officers participating in the Thermo Electron 401(k) plan.

(3) Mr. Helm was appointed chief executive officer of the Corporation at its inception in November 1996 and served in that position until February 11, 1998. Mr. Helm has also served as a senior vice president of Thermo Instrument since 1994, as a vice president of Thermo Instrument from 1986 through 1994 and as president of Thermo Instrument's Thermo Environmental Inc. subsidiary since 1981. A portion or all of Mr. Helm's annual cash compensation (salary and bonus) has been paid by Thermo Instrument in each of the last two fiscal years for the time he devoted to his responsibilities to this company. The annual cash compensation (salary and bonus) reported in the table for Mr. Helm represents the amount paid by the Corporation for Mr. Helm's services as its chief executive officer. For fiscal 1997 and 1996, approximately 10% and 0%, respectively, of Mr. Helm's salary and bonus earned in all capacities throughout the Thermo Electron organization was paid by the Corporation for his services as chief
     executive officer.   In addition, Mr. Helm has been granted options to
     purchase shares of the common stock of Thermo Electron and certain of its subsidiaries other than the Corporation from time to time by Thermo Electron or such other subsidiaries. These options are not reported in this table as they were granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as the chief executive officer of the Corporation.

(4) Compensation amounts for Messrs. Corte and Kramer for 1996 include compensation received by each from Thermo Instrument prior to the Corporation's inception in November 1996.

(5) In addition to the matching contribution referred to in footnote (2), such amount includes $383, which represents the amount of compensation attributable to an interest-free loan provided to Mr. Corte pursuant to the Corporation's stock holding assistance plan. See "Relationship with Affiliates - Stock Holding Assistance Plan."

(6) Mr. Kramer is a citizen of Germany and all compensation received by him is paid in deutschemarks. If his salary had been translated into U.S. dollars using the average exchange rates for 1997 and 1996, Mr. Kramer would have received an annual salary of $163,325 and $187,474, respectively, for fiscal 1997 and 1996 and an annual bonus of $27,800 and $0, respectively, for the same years.

STOCK OPTIONS GRANTED DURING FISCAL 1997

     The following table sets forth information concerning individual grants of stock options made during fiscal 1997 to the Corporation's chief executive officer and the other named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1997.

                     STOCK OPTIONS GRANTED IN FISCAL 1997
-----------------------------------------------------------------------------------------------------------------


                                                                                          POTENTIAL REALIZABLE
                                              PERCENT OF                                    VALUE AT ASSUMED
                       NUMBER OF            TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                       SECURITIES            GRANTED TO           EXERCISE                   PRICE APPRECIATION
                       UNDERLYING            EMPLOYEES IN        PRICE PER  EXPIRATION   FOR OPTION TERM OPTIONS (2)
NAME                  GRANTED (1)            FISCAL YEAR           SHARE       DATE            5%          10%
----                  -----------            -----------         ---------  ----------   -----------   ----------
Denis A. Helm (3)       25,000   (MKA)          13.70%              $15.00     5/23/09      $298,500   $  802,000
-----------------------------------------------------------------------------------------------------------------
Ernesto A. Corte        35,000   (MKA)          19.20%              $15.00     5/23/09      $417,900   $1,122,800
                        20,000   (TMO)           1.40%  (4)         $39.39     9/24/09      $627,000   $1,684,600
-----------------------------------------------------------------------------------------------------------------
Werner G. Kramer        30,000   (MKA)          16.40%              $15.00     5/23/09      $358,200   $  962,400
-----------------------------------------------------------------------------------------------------------------


(1) All of the options granted during the fiscal year are immediately exercisable as of the end of the fiscal year. In all cases, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided the optionee continues to be employed by the Corporation or another Thermo Electron company. The granting corporation may permit the holder of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting corporation, the optionee's continued employment through the option period and the date on which the options are exercised.

(3) Mr. Helm has been granted options to purchase shares of the common stock of Thermo Electron and its subsidiaries other than the Corporation. These options are not reported in the table as they were granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as chief executive officer of the Corporation.

(4) These options were granted under stock option plans maintained by Thermo Electron companies other than the Corporation and accordingly are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

STOCK OPTIONS EXERCISED DURING FISCAL 1997 AND FISCAL YEAR-END VALUES

     The following table reports certain information regarding stock option exercises during fiscal 1997 and outstanding stock options held at the end of fiscal 1997 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1997.

                AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL 1997 YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF
                                                                          UNEXERCISED
                                                                           OPTIONS AT
                                                                             FISCAL                  VALUE OF
                                            SHARES                          YEAR-END               UNEXERCISED
                                         ACQUIRED ON        VALUE        (EXERCISABLE/             IN-THE-MONEY
       NAME               COMPANY          EXERCISE     REALIZED (1)     UNEXERCISABLE) (2)          OPTIONS
-------------------  ------------------  ------------  ---------------   ------------------      ----------------
Denis A. Helm (3)    Metrika Systems               --              --            25,000   /--          $    9,375  /--
-----------------------------------------------------------------------------------------------------------------------
Ernesto A. Corte     Metrika Systems               --              --            35,000   /--          $   13,125  /--
                     Thermo Electron               --              --            20,000   /--          $   75,960  /--
                     Thermo Instrument             --              --            58,593   /--          $1,322,936  /--
                     Thermo Optek                  --              --             7,500   /--          $   35,850  /--
                     ThermoQuest                   --              --             5,000   /--          $   25,000  /--
                     ThermoSpectra                 --              --               500   /--          $       32  /--
-----------------------------------------------------------------------------------------------------------------------
Werner G. Kramer     Metrika Systems               --              --            30,000   /--          $   11,250  /--
                     Thermo Instrument            862         $11,706             6,263   /--          $  130,498  /--
                     Thermo Optek                  --              --             7,500   /--          $   35,850  /--
                     ThermoQuest                   --              --             5,000   /--          $   25,000  /--
                     ThermoSpectra                 --              --               700   /--          $       44  /--
-----------------------------------------------------------------------------------------------------------------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of the end of the fiscal year. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. The granting corporation may permit the holder of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(3) Mr. Helm also holds other unexercised options to purchase common stock of Thermo Electron and its subsidiaries other than the Corporation. These options are not reported here as they were granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as chief executive officer of the Corporation.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

     All decisions on compensation for the Corporation's executive officers are made by the human resources committee of the board of directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the human resources committees of the board of directors of its parent companies, Thermo Electron and Thermo Instrument. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options (collectively referred to as "total compensation").

     The Committee believes that the total compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.


ESTABLISHING COMPETITIVENESS

     External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's total compensation for its executives is assessed by comparing it to market data provided by compensation consultants and by participating in annual executive compensation surveys, primarily "Project 777," an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index, but do not necessarily correspond to the companies included in the Corporation's peer group index, the Dow Jones Total Return Index for the Diversified Technology Industry Group.

     Principles of internal equity are also central to the Committee's compensation policies. Total compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to total compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

     The process for determining each of these elements for the Corporation's executive officers is outlined below. For its review of the compensation of other officers of the Corporation, the Committee follows a substantially similar process.


     BASE SALARY

     Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for the chief executive officer and the other named executive officers will approximate the mid-point of competitive data. The salary increases in 1997 for the chief executive officer and the other named executive officers generally reflect this practice of gradual increases and moderation.


     CASH BONUS

     The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from zero to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its company corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns which are designed to measure profitability and contributions to shareholder value and are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron intended to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The measures of operating returns used in the Committee's determinations in fiscal 1997 measured return on net assets, growth in income, and return on sales, and the Committee's determinations also included a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded. The relative weighting of the operating measures and subjective evaluation varies among the executives, depending on their roles and responsibilities within the organization.

     The bonuses for named executive officers approved by the Committee with respect to fiscal 1997 performance in each instance exceeded the median potential bonus.


     STOCK OPTION PROGRAM

     The primary goal of the Corporation and its parent companies is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

     The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in its parent companies, Thermo Electron and Thermo Instrument, and the other majority-owned subsidiaries of Thermo Electron and Thermo Instrument, are an important tool in providing incentives for performance within the entire organization.

     In determining awards, the Committee considers for each officer the annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next year and compares the individual's total compensation using this value to competitive data. The Committee uses a modified Black-Scholes option pricing model to determine the value of an option award. In addition, the Committee considers the aggregate amount of net awards to purchase shares of Common Stock granted to all employees over the last five years to monitor the number of aggregate awards to all employees. In reviewing the aggregate number of awards, the Committee considers such factors as the size of the company, its stage of development, and its growth strategy, as well as the aggregate awards and option practices of comparably situated companies.

     The Committee periodically awards options based on its assessment of the total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options, as described above. Such discretionary awards of options to purchase the Common Stock were made by the Committee in 1997 to the named executive officers in connection with the Corporation's initial public offering.


STOCK OWNERSHIP POLICIES

     The Committee established a stock holding policy for executive officers of the Corporation in 1997 that required executive officers to own a multiple of their compensation in shares of ownership of the Corporation's Common Stock.
For the chief executive officer, the multiple was one times his base salary and reference bonus for the calendar year. For all other officers, the multiple was one times the officer's base salary. The Committee deemed it appropriate to permit officers to achieve these ownership levels over a three-year period. The policy was amended in 1998 to apply only to the chief executive officer.

     In order to assist officers in complying with the policy, the Committee also adopted in 1997 a stock holding assistance plan under which the Corporation was authorized to make interest-free loans to officers to enable them to purchase shares of the Common Stock in the open market. The loans are required to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Committee. During 1997, Mr. Corte, the Corporation's then president and chief operating officer, promoted to chief executive officer on February 11, 1998, received a loan in the principal amount of $51,907.85 under this plan, of which amount $51,907.85 was outstanding as of April 23, 1998. This plan was also amended in 1998 to apply only to the chief executive officer. See "Relationship with Affiliates - Stock Holding Assistance Plan."

     The Committee also has adopted a policy requiring its executive officers to hold shares of the Corporation's Common Stock acquired upon the exercise of stock options granted by the Corporation. Under this policy, executive officers are required to hold one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the options.


POLICY ON DEDUCTIBILITY OF COMPENSATION

     The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance-based" or is otherwise exempt under
Section 162(m). The annual compensation paid to individual executives does not approach the $1 million threshold, and it is believed that stock incentive plans of the Corporation qualify as "performance-based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).


1997 CEO COMPENSATION

     The cash compensation for Mr. Denis A. Helm is reviewed by both the Committee and the human resources committee of the board of directors of Thermo Instrument due to his responsibilities as both the Corporation's chief executive officer and as a senior vice president of Thermo Instrument, the Corporation's parent company. Each committee evaluates Mr. Helm's performance and proposed compensation using a process similar to those used for the other executive officers of the Corporation. At the Thermo Instrument level, Mr. Helm is evaluated on his performance relative to the Corporation, as well as other operating units of Thermo Instrument for which he is responsible, weighted in accordance with the amount of time and effort devoted to each operation. The Corporation's Committee then reviews the analysis and determinations of the Thermo Instrument committee, makes an dependent assessment of Mr. Helm's performance as it relates to the Corporation using criteria similar to that used for the other executive officers of the Corporation, and then agrees to an appropriate allocation of Mr. Helm's compensation to be paid by the Corporation.

     In December 1997, the Committee conducted its review of Mr. Helm's proposed salary for calendar 1998 and bonus for calendar 1997 performance. The Committee concurred in the recommendation made by the Thermo Electron committee and agreed to an allocation of 10% of Mr. Helm's total cash compensation (salary and bonus) for calendar 1997 to the Corporation, based on his relative responsibilities at the Corporation and Thermo Instrument.

     The Committee awarded to Mr. Helm options to purchase 25,000 shares of the Common Stock in fiscal 1997. This award was determined in a manner consistent with awards to other officers, as described above under the caption "Stock Option Program".

                           Joseph A. Baute (Chairman)
                               Willard R. Becraft


                         COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation's Common Stock has been publicly traded only since June 20, 1997 and, as a result, the following graph commences as of such date. The Corporation has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Diversified Technology Industry Group as of the last trading day of the Corporation's fiscal year.


         COMPARISON OF TOTAL RETURN AMONG METRIKA SYSTEMS CORPORATION,
  THE AMERICAN STOCK EXCHANGE COMPOSITE INDEX AND THE DOW JONES TOTAL RETURN INDEX FOR THE DIVERSIFIED TECHNOLOGY INDUSTRY GROUP FROM JUNE 20, 1997 TO
                                JANUARY 2, 1998

                             [GRAPH APPEARS HERE]

                     -------------------------------------------
                                       6/20/97           1/2/98
                     -------------------------------------------
                     MKA                 100                99
                     -------------------------------------------
                     AMEX COMP.          100               109
                     -------------------------------------------
                     DJ DTC              100                96

     The total return for the Corporation's Common Stock (MKA), the American Stock Exchange Composite Index (AMEX COMP.) and the Dow Jones Total Return Index for the Diversified Technology Industry Group (DJ DTC) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Composite Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Corporation's Common Stock is traded on the American Stock Exchange under the ticker symbol "MKA."


                          RELATIONSHIP WITH AFFILIATES

     Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermo Instrument has created the Corporation and other subsidiaries as publicly held, majority-owned subsidiaries and privately held majority-owned subsidiaries. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

     Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Corporation, have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

     The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

     As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and certain financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 1.0% of the Corporation's revenues for these services in fiscal 1996 and 1997. The annual fee has been reduced to 0.8% of the Corporation's total revenues for fiscal 1998. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1997, Thermo Electron assessed the Corporation $567,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

     From time to time, the Corporation may transact business with other companies in the Thermo Group.

     The Corporation leases approximately 54,900 square feet of its 110,000 square foot facility in Erlangen, Germany on a month-to-month basis to another Thermo Instrument company. The Thermo Instrument company is responsible for paying to the Corporation its pro rata share of occupancy expenses, including utilities and taxes, associated with the facility which payments in 1997 amounted to $472,000 in the aggregate.

     In 1997, the Corporation paid a ten percent (10%) sales commission totaling $83,000 to Thermo Sentron Inc., a majority-owned subsidiary of Thermedics Inc., which is in turn a majority-owned subsidiary of Thermo Electron, for assisting in the sale by the Corporation of its products in Australia.

     In 1997, the Corporation purchased several x-ray source components for $267,000 from Kevex X-Ray Inc., a wholly owned subsidiary of ThermoSpectra Corporation, which in turn is a majority-owned subsidiary of Thermo Instrument. The Corporation, along with certain other Thermo Subsidiaries, participates in a notional pool arrangement with Barclays Bank, which includes a $150 million credit facility. Only European-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. In addition, funds on deposit under this arrangement provide credit support for overdraft obligations of other participants. As of January 3, 1998, the Corporation had a negative cash balance of approximately $569,608, based on an exchange rate of $1.65/(Pounds) 1.00 as of January 3, 1998. For 1997, the average annual interest rate earned on GBP deposits by participants in this credit arrangement was approximately 6.5% and the average annual interest rate paid on overdrafts was approximately 7.2%.

     The Corporation, along with certain other Thermo Subsidiaries, participates in a notional pool arrangement with Barclays Bank, which includes a $150 million credit facility. Only European-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. In addition, funds on deposit under this arrangement provide credit support for overdraft obligations of other participants. As of January 3, 1998, the Corporation had a negative cash balance of approximately $569,608, based on an exchange rate of $1.65/(Pounds)1.00 as January 3, 1998. For 1997, the average annual interest rate earned on GBP deposits by participants in this credit arrangement was approximately 6.5% and the average annual interest rate paid on GBP overdrafts was approximately 7.2%.

     As of January 3, 1998, the Corporation owed Thermo Electron and its other subsidiaries an aggregate of $4,184,000 for amounts due under the Corporate Services Agreement and related administrative charges, for other products and services, and for miscellaneous items. The largest amount of net indebtedness owed by the Corporation to Thermo Electron and its other subsidiaries since December 29, 1996 was $4,184,000. These amounts do not bear interest and are expected to be paid in the normal course of business.


STOCK HOLDING ASSISTANCE PLAN

     In 1997, the Corporation adopted a stock holding policy which requires its chief executive officer to acquire and hold a minimum number of shares of Common Stock. In order to assist the chief executive officer in complying with the policy, the Corporation also adopted a stock holding assistance plan under which it may make interest-free loans to the chief executive officer, to enable such employees to purchase the Common Stock in the open market. During 1997, Mr. Corte received a loan in the principal amount of $51,907.85 under this plan to purchase 3,200 shares of the Common Stock, of which amount $51,907.85 was outstanding as of the date of April 23, 1998. The loan to Mr. Corte is repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the human resources committee of the Corporation's board of directors.


                                 --PROPOSAL 2--

              PROPOSAL TO ADOPT AN EMPLOYEES' STOCK PURCHASE PLAN

               AND RESERVE 50,000 SHARES FOR ISSUANCE THEREUNDER

     The board of directors has approved an employees' stock purchase plan (the "Stock Purchase Plan") and reserved 50,000 shares of the Corporation's Common Stock for issuance thereunder, subject to Stockholder approval. The board of directors is recommending that the Stockholders approve the Stock Purchase Plan and the reservation of shares at this Meeting. The purpose of the Stock Purchase Plan is to grant options to purchase shares of Common Stock of the Corporation to eligible employees of the Corporation. The board of directors believes that the Stock Purchase Plan is an important incentive in attracting and retaining key personnel, and motivating individuals to contribute significantly to the Corporation's future growth and success, and in aligning the long-term interest of these individuals with those of the Corporation's Stockholders. Accordingly, the board of directors acted to adopt the Stock Purchase Plan subject to Stockholder approval.


SUMMARY OF THE STOCK PURCHASE PLAN

     The full text of the Stock Purchase Plan is set forth in Attachment A to this proxy statement. A description of the principal features of the Stock Purchase Plan follows, but it is qualified in its entirety by reference to the full text.


     PARTICIPATION; ADMINISTRATION

     All full-time employees and part-time employees working at least 20 hours per week and who have been employed for at least six months by the Corporation are eligible to participate in the Stock Purchase Plan, unless they own more than 5% of the Common Stock of the Corporation. At the present time, only employees of U.S. based subsidiaries of the Corporation are eligible to participate in the plan. For purposes of determining the term of employment, employees are credited with years of continuous employment with Thermo Electron or its other subsidiaries immediately prior to joining the Corporation. Options to purchase shares of Common Stock of the Corporation may be granted from time to time at the discretion of the board of directors, which also determines the date upon which such options are exercisable. The number of employees potentially eligible to participate in the Stock Purchase Plan is approximately 230 persons.


     CONTRIBUTIONS

     A participating employee may purchase stock only through payroll deductions. Eligible employees are also permitted to participate in the Thermo Electron employees' stock purchase plan, which has substantially the same terms as the Stock Purchase Plan. The aggregate amount which may be contributed under the Thermo Electron employees' stock purchase plan and the Corporation's Stock Purchase Plan may not exceed 10% of the employee's gross salary or wages during the year. The board of directors may fix the aggregate amount that may be contributed to the Stock Purchase Plan each year in its discretion within such limitation. Employees are allowed to decrease, but not increase, the percentage of wages contributed once during the Stock Purchase Plan year. An employee may suspend his or her contributions, but then is not permitted to contribute again for the remainder of the Stock Purchase Plan year.


     TERMS OF OPTIONS

     The exercise price is fixed on the grant date and is 95% of the fair market value for the Common Stock on such date. On the exercise date, participants may elect to use their accumulated payroll deductions to purchase shares at the exercise price. Participants must agree not to resell the shares so purchased for a period of six months following the exercise date. The options are nontransferable, and except in the case of death of the employee, may not be exercised if the employee is not still employed by the Corporation at the exercise date. If an employee dies, his or her beneficiary may withdraw the accumulated payroll deduction or use such deductions to purchase shares on the exercise date. A participant may elect to discontinue participation at any time prior to the exercise date and to have his or her accumulated payroll deduction refunded together with interest on such amount as fixed by the board of directors from time to time.


     SHARES SUBJECT TO THE STOCK PURCHASE PLAN

     The number of shares that are reserved for issuance under the Stock Purchase Plan will be 50,000 shares of the Corporation's Common Stock, subject to adjustment for stock splits and similar events. The proceeds received by the Corporation from exercise under the Stock Purchase Plan will be used for the general purposes of the Corporation. Shares issued under the Stock Purchase Plan may be authorized but unissued or shares reacquired by the Corporation and held in its treasury.


     AMENDMENT AND TERMINATION

     The Stock Purchase Plan shall remain in full force and effect until suspended or discontinued by the board of directors. The board of directors may at any time or times amend or review the Stock Purchase Plan for any purpose which may at any time be permitted by law, or may at any time terminate the Stock Purchase Plan, provided that no amendment that is not approved by the Stockholders shall be effective if it would cause the Stock Purchase Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Stock Purchase Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.


     EFFECTIVE DATE OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan will become effective as of November 1, 1998, provided that it is approved by the Stockholders at this Meeting.


FEDERAL INCOME TAX ASPECTS

     Federal income tax is not imposed upon an employee in the year an option is granted or the year the shares are purchased pursuant to the exercise of the option granted under the Stock Purchase Plan. Federal income tax generally is imposed upon an employee when he or she sells or otherwise disposes of the shares acquired pursuant to the Stock Purchase Plan. When an employee sells or disposes of the shares, if such sale or disposition occurs more than two years from the grant date and more than one year from the exercise date, then Federal income tax assessed at ordinary rates will be imposed upon the amount by which the fair market value of the shares on the date of grant or disposition, whichever is less, exceeds the amount paid for the shares. In addition, the difference between the amount received by the employee at the time of sale and the employee's tax basis in the shares, which is equal to the amount paid on exercise of the option plus the amount recognized as ordinary income, will be recognized as a capital gain or loss. The Corporation will not be allowed a deduction under these circumstances for Federal income tax purposes. If the employee sells or disposes of the shares sooner than two years from the grant date or one year from the exercise date, then the employee's entire gain (the difference between the fair market value at disposition and the amount paid for the shares) will be taxed as ordinary income, and the Corporation would be entitled to a deduction equal to that amount.

     The closing price per share on the American Stock Exchange of the Common Stock on April 22, 1998 was $16.88.



RECOMMENDATION

     The board of directors believes that adoption of the Stock Purchase Plan and the reservation of shares thereunder is important for the Corporation to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Corporation through an employees' stock purchase plan. In addition, the board of directors believes the Stock Purchase Plan is in the best interest of the Corporation and its Stockholders and recommends that the Stockholders vote FOR the approval of the Stock Purchase Plan and the reservation of 50,000 shares of Common Stock thereunder. Thermo Electron, through its majority-owned subsidiary Thermo Instrument, beneficially owned of record approximately 60.5% of the outstanding voting stock of the Corporation on April 3, 1998, has indicated its intention to vote for the proposal.

     The affirmative vote of a majority of the Common Stock present and entitled to vote on this proposal is required to approve the adoption of the Stock Purchase Plan and the reservation of 50,000 shares of Common Stock thereunder. The board of directors believes that the adoption of the Stock Purchase Plan is in the best interest of the Corporation and its Stockholders and recommends that you vote FOR approval of the Stock Purchase Plan and the reservation of the shares. If not otherwise specified, proxies will be voted FOR approval of this proposal.


                                 - PROPOSAL 3-

 PROPOSAL TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE CORPORATION'S
                             EQUITY INCENTIVE PLAN


     The Board of Directors has approved an amendment to the Corporation's equity incentive plan (the "Equity Incentive Plan") that would increase the number of shares of Common Stock available for issuance under the Equity Incentive Plan by 500,000 shares. The increase in shares is being recommended to the Stockholders for their approval at the Meeting.

     The Equity Incentive Plan was first approved by the Stockholders in 1997. As of March 1, 1998 and before giving effect to the proposed increase, options to purchase 296,000 shares of Common Stock were outstanding under the Equity Incentive Plan, no options to purchase shares of Common Stock had been exercised and options to purchase 2,000 shares had lapsed or been cancelled. As of March 1, 1998, options to purchase 4,000 shares were available for future grant under the Equity Incentive Plan.

     The Board of Directors believed that the shares available for future grant under the Equity Incentive Plan were not sufficient to fund the Corporation's stock-based incentive program and increased the number of shares reserved for future grant by 500,000 shares in April 1998, subject to Stockholder approval. It has been the Committee's objective to award net options to purchase up to 12% of the outstanding Common Stock over a five-year period. The options outstanding and the shares remaining available for future grant under the Equity Incentive Plan represent approximately 3.7 % of the outstanding Common Stock as of April 3, 1998. After giving effect to the increase, the options outstanding and shares available for future grant would represent approximately 9.7% of the outstanding Common Stock. The Board of Directors believes that it is in the Corporation's best interest to be able to continue to grant stock-based incentives to its key employees, executive officers and directors.

SUMMARY OF THE EQUITY INCENTIVE PLAN


     The following summary of the terms of the Equity Incentive Plan is qualified in its entirety by reference to the plan.

     ADMINISTRATION; ELIGIBLE PARTICIPANTS

     The Equity Incentive Plan is administered by the Board of Directors of the Corporation (the "Board"). The Board has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each award, including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, acceleration of vesting or lapse of restrictions, vesting, forfeiture, other restrictions, dividends and interest on deferred amounts. The Board also has the power to waive compliance by participants with the terms and conditions of awards, to cancel awards with the consent of participants and to accelerate the vesting or lapse of any restrictions of any award. The Board does not have the authority under the Equity Incentive Plan to reprice outstanding option awards or to grant stock appreciation rights. The Board may delegate any or all of its responsibilities under the Equity Incentive Plan to a committee appointed by the Board consisting of two or more "non-employee" directors within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the Exchange Act").

     Employees and directors of, and consultants to, the Corporation and its subsidiaries, or other persons who are expected to make significant contributions to the growth and success of the Corporation and its subsidiaries, selected by the Board, are eligible to participate in the Equity Incentive Plan. Approximately 230 persons are eligible to participate in the existing plan of the Corporation.

     SHARES SUBJECT TO THE INCENTIVE PLAN; USE OF PROCEEDS

     The number of shares of the Common Stock currently reserved for future issuance under the Equity Incentive Plan, before giving effect to the proposed increase, is 4,000 shares, and if the increase is approved, the number of shares reserved for future issuance under the plan would increase to 504,000 shares. The number of shares reserved under the Equity Incentive Plan is subject to adjustment for stock splits and similar events. Awards and shares that are forfeited, reacquired by the Corporation, satisfied by a cash payment by the Corporation or otherwise satisfied without the issuance of Common Stock are not counted against the maximum number of reserved shares under the plan.

     The proceeds received by the Corporation from transactions under the Equity Incentive Plan will be used for the general purposes of the Corporation. Shares issued under the Equity Incentive Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

     TYPES OF AWARDS; LIMITATIONS ON AWARDS

     The Equity Incentive Plan permits the Board to grant a variety of stock and stock-based awards in such form or in such combinations as may be approved by the Board. Without limiting the foregoing, the types of awards may include stock options, restricted and unrestricted shares, rights to receive cash or shares on a deferred basis or based on performance, cash payments sufficient to offset the federal, state and local ordinary income taxes of participants resulting from transactions under the Equity Incentive Plan, and loans to participants in connection with awards. The Board may not, however, grant in excess of 1% of the outstanding shares of Common Stock (calculated as of the beginning of a calendar year) to any recipient under any award or combination of awards granted during a calendar year.

     STOCK OPTIONS

     Awards under the Equity Incentive Plan may be in the form of stock options, which entitle the recipient, on exercise, to purchase shares of Common Stock at a specified exercise price. Stock options granted under the plan may be either stock options that qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or stock options that are not intended to meet such requirements ("non-statutory options"). The exercise price of each option is determined by the Board, but may not be less than 85% of the fair market value per share of Common Stock on the date of grant.

     The term of each option will be fixed by the Board. The Board will also determine at what time each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board. The Board may, in its discretion, provide that upon exercise of any option, instead of receiving shares free from restrictions under the Equity Incentive Plan, the option holder will receive shares of restricted stock or deferred stock awards.

     The exercise price of options granted under the Equity Incentive Plan must be paid in full by check or other instrument acceptable to the Board or, if the Board so determines, by delivery of shares of Common Stock held by the option holder for at least six months (unless the Board expressly approves a shorter period) and that have a fair market value on the exercise date equal to the exercise price of the option, by delivery of a promissory note from the option holder to the Corporation payable on terms acceptable to the Board, by delivery of an unconditional and irrevocable undertaking by a broker to deliver sufficient funds to the Corporation to pay the exercise price, or some combination of these methods.

     Incentive stock options must meet certain additional requirements in order to qualify as incentive stock options under the Internal Revenue Code.
Incentive stock options may be granted only to employees of the Corporation and its subsidiaries. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the shares on the date of grant. An incentive stock option may not be granted under the Equity Incentive Plan after the tenth anniversary of the date the Board adopted the Equity Incentive Plan and the latest date on which an incentive stock option may be exercised is ten years from the date of its grant. In addition, the Internal Revenue Code limits the value of shares subject to incentive stock options that may become exercisable annually by any option holder in a given year, and requires a shorter exercise period and a higher minimum exercise price in the case of Stockholders owning more than ten percent (10%) of the Corporation's Common Stock.

     RESTRICTED STOCK AND UNRESTRICTED STOCK

     The Board may also award shares of Common Stock subject to such conditions and restrictions as it may determine ("restricted stock"). The purchase price of shares of restricted stock shall be determined by the Board, but may not be less than the par value of those shares. In addition, the Board may not grant in excess of 10% of the shares reserved under the Equity Incentive Plan in the form of restricted stock.

     Generally, if a participant who holds shares of restricted stock fails to satisfy such restrictions or other conditions as may be determined by the Board (such as continuing employment for a given period) prior to the lapse or waiver of the restrictions, the Corporation will have the right to require the forfeiture or repurchase of the shares in exchange for an amount, if any, determined by the Board as specifically set forth in the instrument evidencing the award. The Board may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. Prior to the lapse of restrictions on shares of restricted stock, the recipient will have all the rights of a Stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the award.

     The Board may also grant shares that are free from any restrictions under the Equity Incentive Plan ("unrestricted stock"). Unrestricted stock may be issued in recognition of services or in such other circumstances that the Board deems to be in the best interests of the Corporation.

     DEFERRED STOCK

     The Board may also make deferred stock awards under the Equity Incentive Plan which entitle the recipient to receive shares of Common Stock in the future. Delivery of Common Stock will take place on such date or dates and on such conditions as the Board specifies. The Board may at any time accelerate the date on which delivery of all or any part of the Common Stock will take place or otherwise waive any restrictions on the award.

     PERFORMANCE AWARDS

     The Board may also grant performance awards entitling the recipient to receive shares of Common Stock or cash in such combinations as it may determine following the achievement of specified performance goals. Payment of the performance award may be conditioned on achievement of individual or Corporation performance goals over a fixed or determinable period or on such other conditions as the Board shall determine.

     LOANS AND SUPPLEMENTAL GRANTS

     The Board may authorize a loan from the Corporation to a participant either on or after the grant of an award to the participant. Loans, including extensions, may be for any term specified by the Board, may be either secured or unsecured, and may be with or without recourse against the participant in the event of default. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Board shall determine. In connection with any award, the Board may, at the time such award is made or at a later date, provide for and make a cash payment to the participant in an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus
(b) an additional amount on a grossed-up basis necessary to make him or her whole after payment of the amount described in (a).

     PAYMENT OF PURCHASE PRICE

     Except as otherwise provided in the Equity Incentive Plan, the purchase price of Common Stock or other rights acquired or granted pursuant to such plan shall be determined by the Board, provided that the purchase price of Common Stock shall not be less than its par value. The Board may determine the method of payment for Common Stock acquired pursuant to the Equity Incentive Plan and may determine that all or any part of the purchase price has been satisfied by past service rendered by the recipient of an award. The Board may, upon the request of a participant, defer the date on which payment under any award will be made.

     CHANGE IN CONTROL PROVISIONS

     Unless otherwise provided in the agreement evidencing an award, if there is a "Change in Control" of the Corporation as defined in the Equity Incentive Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; the restrictions applicable to restricted stock awards will lapse and shares issued pursuant to such awards will be free of restrictions and fully vested; and deferral and other limitations and conditions that related solely to the passage of time or continued employment or other affiliation will be waived and removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the awards or by agreement between the participant and the Corporation. Generally, a "Change of Control" occurs if (1) any person other than Thermo Electron or Thermo Instrument becomes the beneficial owner of 50% or more of the outstanding Common Stock of the Corporation, or any person becomes the beneficial owner of 25% or more of the outstanding Common Stock of Thermo Instrument or Thermo Electron, without the prior approval of the Board, or the board of directors of Thermo Instrument or Thermo Electron, as the case may be, (2) during any two-year period the individuals who constituted the Board or the board of directors of Thermo Instrument or Thermo Electron at the beginning of such period no longer represent a majority of such board or (3) the Board or the board of directors of Thermedics or Thermo Electron determines that any other event constitutes an effective change in control of the Corporation.

     NATURE OF RIGHTS AS STOCKHOLDER UNDER THE EQUITY INCENTIVE PLAN

     Except as specifically provided by the Equity Incentive Plan, the receipt of an award will not give a participant rights as a Stockholder. The participant will obtain such rights, subject to any limitations imposed by the plan or the instrument evidencing the award, upon actual receipt of Common Stock.

     ADJUSTMENTS FOR STOCK DIVIDENDS, ETC.

     The Board will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the Equity Incentive Plan, and under outstanding awards, to reflect stock dividends, stock splits and similar events. The Board may also make appropriate adjustments to avoid distortions in the operation of the Equity Incentive Plan.

     AMENDMENT AND TERMINATION

     The Equity Incentive Plan shall remain in full force and effect until terminated by the Board. The Board may at any time or times amend or review the Equity Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the plan as to any further grants of awards. No amendment of the Equity Incentive Plan or any outstanding award may adversely affect the rights of a participant as to any previously granted award without his or her consent. Stockholder approval of amendments shall be required only as is necessary to satisfy the then-applicable requirements of Rule 16b-3 (or any successor rule), of stock exchanges or of any federal tax law or regulation relating to incentive stock options.

     STOCK WITHHOLDING

     In the case of an award under which Common Stock may be delivered, the Board may permit the participant or other appropriate person to elect to have the Corporation hold back from the shares to be delivered, or to deliver to the Corporation, shares of Common Stock having a value sufficient to satisfy any federal, state and local withholding tax requirements.

FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the principal current federal income tax consequences of transactions under the Equity Incentive Plan. It does not describe all federal tax consequences under the Equity Incentive Plan, nor does it describe state, local or foreign tax consequences.

     INCENTIVE STOCK OPTIONS

     No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within the later of two years from the date of grant or one year after the transfer of such shares to the optionee, then upon the later sale of such shares, for federal income tax purposes, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Corporation.

     If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two- and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Corporation will be entitled to deduct such amount. Any further gain realized will be taxed as short- or long-term capital gain and will not result in any deduction by the Corporation. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

     If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.

     NON-STATUTORY OPTIONS

     With respect to non-statutory stock options granted under the Equity Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

     RESTRICTED STOCK

      A recipient of restricted stock (stock subject to forfeiture provisions) generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. A restriction only as to the time stock can be resold is not a substantial risk of forfeiture, and therefore is not considered restricted stock under this provision of the Equity Incentive Plan. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code ("Section 83(b)") within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or ordinary loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins when the forfeiture period expires (or upon the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If restricted stock is received in connection with another award under the Equity Incentive Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for restricted stock.

     DEFERRED STOCK

     The recipient of a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the stock on the date that the stock is distributed to the participant. The capital gain or loss holding period for such stock will also commence on such date. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee. If a right to deferred stock is received under another award (for example, upon exercise of an option), the income and deduction, if any, associated with such award may be deferred in accordance with the rules described above for deferred stock.

     PERFORMANCE AWARDS

     The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any Common Stock issued under the award, and the Corporation will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Corporation) at the time of receipt. The capital gain or loss holding period for any Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.

     LOANS AND SUPPLEMENTAL GRANTS

     Generally speaking, bona fide loans made under the Equity Incentive Plan will not result in taxable income to the recipient or in a deduction to the Corporation. However, any such loan made at a rate of interest lower than certain rates specified under the Internal Revenue Code may result in an amount (measured, in general, by reference to the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by the Corporation. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Corporation. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants will be includable as ordinary income by the recipient at the time of receipt and will in general be deductible by the Corporation.

NEW PLAN BENEFITS


     The Corporation is required to set forth in tabular format, to the extent determinable, the number of shares of the Common Stock of the Corporation that have been authorized to be granted as part of the proposed increse in the number of shares under the Equity Incentive Plan to the chief executive officer, the other named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers as a group. No such options have been granted to any of such persons or groups. Grants are conditioned upon Stockholder approval of the increase in the number of shares available under the Equity Incentive Plan.

RECOMMENDATION


     The Board of Directors believes that the amendment to the Equity Incentive Plan will provide the Corporation with the ability to continue to provide incentive compensation for employees and others who are expect to make significant contributions to the future growth and success of the Corporation, to reward such individuals for such contributions and to encourage such individuals to take into account the long-term interests of the Corporation and its Stockholders through ownership of the Corporation's Common Stock. Accordingly, the Board of Directors believes that the proposal is in the best interests of the Corporation and its Stockholders and recommends that the Stockholders vote FOR the approval of the amendment to the Equity Incentive Plan. If not otherwise specified, Proxies will be voted FOR approval of the amendment of the Equity Incentive Plan.

     Thermo Electron, through its majority-owned subsidiary Thermo Instrument which benefically owned of record approximately 60.5% of the outstanding voting stock of the Corporation on April 3, 1998, has indicated its intention to vote for the proposal.


                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1998. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in 1996. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The board of directors has established an audit committee, presently consisting of two outside directors, the purpose of which is to review the scope and results of the audit.

                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.


                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1999 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 29, 1998.


                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.


San Diego, California
April 23, 1998

                                                                    ATTACHMENT A

                          METRIKA SYSTEMS CORPORATION

                         EMPLOYEES' STOCK PURCHASE PLAN



1.   DEFINITIONS.   As used in this Employees' Stock Purchase Plan of Metrika
     -----------
Systems Corporation, the following terms shall have the meanings respectively assigned to them below:


(a) BASE COMPENSATION means annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, or other fringe benefits, sales commissions, moving expense reimbursements or other special payments.

(b) BENEFICIARY means the person designated as beneficiary on the Participant's Membership Agreement or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

(c)  BOARD means the board of directors of the Company.

(d)  CODE means the Internal Revenue Code of 1986, as amended.

(e)  COMPANY MEANS Metrika Systems Corporation, a  Delaware corporation.

(f)  COMPANY STOCK means the common stock, $.01 par value, of the Company.

(g) ELIGIBLE EMPLOYEE means any U.S.-based employee of the Corporation who is eligible under the provisions of Section 7 to receive an Option as of a particular Grant Date.

(h) ENROLLMENT AGREEMENT means an agreement whereby a Participant authorizes the Company to withhold payroll deductions from his or her Gross Compensation.

(i) EXERCISE DATE means a date not more than one year after a Grant Date, as determined by the Board, on which Options must be exercised by Eligible Employees.

(j) GRANT DATE means a date specified by the Board on which Options are to be granted to Eligible Employees.

(k) GROSS COMPENSATION means Base Compensation plus sales commissions, overtime pay and cash bonuses.

(l) MARKET VALUE means, as of a particular date, the last sale price of the Company Stock if such stock is reported on the American Stock Exchange, or if not so reported, the average of bid and asked prices of the Company Stock last quoted by NASDAQ in the over-the-counter market on such date, as the case may be.

(m)  OPTION means an option to purchase shares of Stock granted under the Plan.

(n) OPTION SHARES means shares of Stock purchasable under an Option, which shares may not be transferred by the Participant until at least six months after the Exercise Date.

(o) PARTICIPANT means an Eligible Employee to whom an Option is granted and who authorizes the Company to withhold payroll deductions by completing an Enrollment Agreement.

(p) PLAN means this Employees' Stock Purchase Plan of the Company, as amended from time to time.

(q) RELATED CORPORATION means any corporation which is a parent corporation of the Company, as defined in Section 425(e) of the Code, and any corporation controlled by that parent corporation or the Company.

(r)  RULE 16B-3 means Rule 16b-3 and any successor rule promulgated under
     Section 16 of the Securities Exchange Act of 1934, as amended.

(s)  SECTION 423 means Section 423 of the Code.

2.  PURPOSE OF THE PLAN.   The Plan is intended to encourage ownership of
    -------------------
    Company Stock by employees of the Company and to provide additional incentive for the employees to promote the success of the business of the Company. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423.

3.  TERM OF THE PLAN.   The Plan shall become effective on November 1, 1998.  No
    ----------------
    option shall be granted under the Plan after November 2, 2008.

4.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the Board,
    --------------------------
    which annually shall determine whether to grant Options under the Plan, shall specify which dates shall be Grant Dates and Exercise Dates, and shall fix the respective maximum percentages of each Participant's Gross Compensation which may be withheld for the purpose of purchasing shares of Company Stock; provided, that, the maximum aggregate percentage of each
                   --------
    Participant's Gross Compensation which may be withheld for the purpose of purchasing shares of stock under this Plan and all other employees stock purchase plans (as defined in Section 423(b) of the Code) administered by a Related Corporation and in which Eligible Employees may participate shall not exceed ten percent of the Participant's Gross Compensation. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     The Board may appoint a committee, consisting of "non-employee directors" as defined in Rule 16b-3, to administer the Plan and may, in its sole and absolute discretion, delegate any or all of the functions specified herein regarding administration of the Plan to such committee.

5.  TERMINATION AND AMENDMENT OF PLAN.  The Board may terminate or amend the
    ---------------------------------
    Plan at any time; provided, however, that no amendment, unless approved by the holders of a majority of the issued and outstanding shares of Company Stock shall be effective if it would cause the Plan to fail to satisfy the requirements of Rule 16b-3. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Option held by the Participant as of the date of such termination or amendment.

6.  SHARES OF STOCK SUBJECT TO THE PLAN.  No more than an aggregate of 50,000
    -----------------------------------
    shares of Company Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with Section 9.8. Option Shares may be either shares of Company Stock which are authorized but unissued or shares of Company Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Option Shares shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Company Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Company Stock as contemplated by Section 9.8, the number of shares of Company Stock reserved and kept available by the Company shall be appropriately adjusted.

7.  PERSONS ELIGIBLE TO RECEIVE OPTIONS.  Each employee of the Company shall be
    -----------------------------------
    granted an Option on each Grant Date on which such employee meets all of the following requirements:

    (a) The employee has completed at least six months of continuous employment for the Company or a Related Corporation. Employment shall include any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or contract.

     (b) The employee is customarily employed by the Company for more than 20 hours per week and for more than five months per calendar year.

     (c) The employee will not, after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (c), the rules of Section 425(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (d) Upon grant of the Option, the employee's rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined as of the Grant Date for such Option) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b) (8) of the Code.

8.  DATES FOR GRANTING OPTIONS.  Options shall be granted on each date
    --------------------------
    designated by the Board as a Grant Date.

9.  TERMS AND CONDITIONS OF OPTIONS.
    -------------------------------

  9.1.  GENERAL.  All Options granted on a particular Grant Date shall comply
        --------
        with the terms and conditions set forth in Sections 9.3 through 9.12, and each Option shall be identical except as to the number of shares of Company Stock purchasable under the Option, which shall be determined in accordance with Section 9.2.

  9.2.  NUMBER OF SHARES.  The maximum number of shares of Company Stock which a
        ----------------
        Participant shall be permitted to purchase shall be equal to the amount of the Participant's Gross Compensation permitted to be withheld for purchasing Company Stock during the period running from the Grant Date to the Exercise Date, divided by the purchase price determined in accordance with Section 9.3. The number of shares which a Participant is permitted to purchase may be further limited by the amount of payroll deductions actually withheld as of the Exercise Date.

  9.3.  PURCHASE PRICE.  The purchase price of Option Shares shall be 95 percent
        --------------
        of the Market Value of Company Stock as of the Grant Date. If the Grant Date shall fall on a Saturday, Sunday or other legal holiday, the Market Value shall be determined as of the trading day immediately preceding the Grant Date.

  9.4.  RESTRICTIONS ON TRANSFER.  Options may not be transferred otherwise than
        ------------------------
        by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order. An Option may not be exercised by anyone other than the Participant during the lifetime of the Participant. Option Shares may not be sold or otherwise transferred by the Participant until at least six months after the Exercise Date. The Company shall have the right to place a legend on all stock certificates representing Option Shares setting forth the restriction on transferability of such shares.

  9.5.  EXPIRATION.  Each Option shall expire at the close of business on the
        -----------
        Exercise Date or on such earlier date as may result from the operation of Section 9.6.

  9.6.  TERMINATION OF EMPLOYMENT OF PARTICIPANT. If a Participant ceases for
        ----------------------------------------
        any reason, voluntary or involuntary (other than death or retirement), to be continuously employed by the Company or a Related Corporation, his or her Option shall immediately expire, and the Participant's accumulated payroll deductions shall be returned by the Company with interest pursuant to Section 9.12. For purposes of this Section 9.6, a Participant shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the

       Participant's reemployment rights are guaranteed by statute or by contract. If the Participant does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the 91st day of such leave of absence.

  9.7  RETIREMENT OR DEATH OF PARTICIPANT.  If a Participant retires or dies,
       ----------------------------------
       the Participant or, in the case of death, his or her Beneficiary, shall be entitled to withdraw the Participant's accumulated payroll deductions with interest pursuant to Section 9.12, or to purchase shares on the Exercise Date to the extent that the Participant would have been so entitled had he or she continued to be employed by the Company. The number of shares purchasable shall be limited by the amount of the participant's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares unless the Participant or Beneficiary withdraws such funds prior to the Exercise Date.

  9.8  CAPITAL CHANGES AFFECTING THE STOCK.  In the event that, between the
       -----------------------------------
       Grant Date and the Exercise Date of an Option, a stock dividend is paid or becomes payable in respect of Company Stock or there occurs a split-up or contraction in the number of shares of Company Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Grant Date, there occurs a reclassification or change of outstanding shares of Company Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participant shall be entitled on the Exercise Date to receive shares of stock or other securities equivalent in kind and value to the shares of stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Exercise Date. In the event that there is to occur a recapitalization involving an increase in the par value of Company Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Participant of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participant shall have the right to exercise his or her Option prior to such recapitalization; if the Participant fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 425(a) of the Code applies, each Option to purchase Company Stock shall terminate, but the Participant holding such Option shall have the right to exercise his or her Option prior to such dissolution or liquidation.

  9.9.  PAYROLL DEDUCTIONS.  Any Eligible Employee, who wishes to authorize
        ------------------
        payroll deductions for the purchase of Option Shares under the Plan, must complete and return to the human resources department of the Company prior to the Grant Date an Enrollment Agreement indicating the total percentage (which shall be a full integer between one and the maximum determined by the Board in accordance with Section 4 hereof) of his or her Gross Compensation which is to be withheld each pay period. Prior to the Exercise Date, the Participant shall be permitted only once to do each of the following during any plan year: (a) withdraw accumulated payroll deductions, (b) discontinue payroll deductions, or
        (c) decrease, but not increase, the percentages of Gross Compensation withheld. The Participant may not recommence payroll deductions at any time prior to the Exercise Date.

  9.10.  EXERCISE OF OPTIONS.  On the Exercise Date the Participant shall be
         -------------------
         deemed to have exercised his or her Option to purchase the maximum number of Option Shares purchasable by his or her accumulated payroll deductions, provided that:

         (a) The number of Option Shares of Company Stock purchasable shall not exceed the number of shares the Participant is entitled to purchase pursuant to Section 9.2.

         (b) If the total number of Option Shares of Company Stock which all Participants elect to purchase, together with any Option Shares of Company Stock already purchased under the Plan, exceeds the total number of shares of Company Stock which may be purchased under the Plan pursuant to Section 6, the number of shares of Company Stock which each Participant is permitted to purchase shall be decreased pro rata based on the Participant's accumulated payroll deductions
              --------
              with respect to Company Stock in relation to all accumulated payroll deductions currently being withheld under the Plan with respect to Company Stock.

         (c) If the number of Option Shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

         (d) Notwithstanding the foregoing, a Participant may notify the Company's human resources department at least 30 days prior to an Exercise Date, by completing an Enrollment/Change Agreement, that he or she elects not to exercise his or her Option and desires to withdraw his or her accumulated payroll deductions withheld under the Plan, as provided in Section 9.9.

  9.11.  DELIVERY OF STOCK.  Within a reasonable time after the Exercise Date,
         -----------------
         the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the number of shares purchased by the Participant. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Participant take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Participant shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

  9.12.  RETURN OF ACCUMULATED PAYROLL DEDUCTIONS.  In the event that the
         ----------------------------------------
         Participant or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of Option Shares purchased, such amount, together with interest thereon at the rate fixed by the Board of Directors (which rate for a particular plan year running from Grant Date to Exercise Date shall be fixed annually by the Board of Directors prior to the commencement of such period), shall be returned within a reasonable time by the Company to the Participant or the Beneficiary, as the case may be; provided, however, that interest
                                              --------  --------
         shall not be paid on any amount returned which is less than the purchase price of one Option Share of Company Stock for which such payroll deductions were withheld.

                                 FORM OF PROXY

                          METRIKA SYSTEMS CORPORATION

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Ernesto A. Corte, John N. Hatsopoulos and Melissa F. Riordan, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Metrika Systems Corporation, a Delaware corporation (the "Company"), to be held on Monday, June 1, 1998, at 10:45 a.m. at The Hyatt Regency Scottsdale Resort at Gainey Ranch, Scottsdale, Arizona, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 3, 1998, with all of the powers the undersigned would possess if personally present at such meeting:



           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

      Please mark your
[ x ] votes as in this
      example.

1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).


          FOR       [    ]          WITHHELD  [    ]

______________________________________
FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any)

NOMINEES: Willard R. Becraft, Joseph A. Baute, Ernesto A. Corte, Denis A. Helm, Earl R. Lewis, John T. Keiser, Arvin H. Smith.



2. Approve management proposal to adopt the
   Corporation's employees' stock purchase plan and       FOR       AGAINST      ABSTAIN
   reserve 50,000 shares of the common stock for          [   ]     [   ]        [   ]
   issuance thereunder.

3. Approve management proposal to amend the
   Corporation's equity incentive plan to increase the    FOR       AGAINST      ABSTAIN
   shares available for issuance under the plan by        [   ]     [   ]        [   ]
   500,000 shares.


4. In their discretion on such other matters as may properly come before the Meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

SIGNATURE(S)_______________________________________   DATE_________________

NOTE: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.